Exhibit 23.2

Huddleston & Co., Inc.
Petroleum and Geological Engineers
1 Houston Center
1221 McKinney, Suite 3700
Houston, Texas 77010

____________
Phone (713) 209-1100 – Fax (713) 752-0828

June 29, 2005

Cal Dive International, Inc.
400 North Sam Houston Parkway East
Suite 400
Houston, TX 77060

Re:	Cal Dive International, Inc.
Securities and Exchange Commission
Registration Statement on Form S-8
Consent Letter

Gentlemen:

The firm of Huddleston & Co., Inc. consents to the incorporation by reference in this Registration Statement on Form S-8 of Cal Dive International, Inc. of its report letter dated February 10, 2005 concerning the proved reserves as of December 31, 2004 attributable to Energy Resource Technology, Inc. included in the Annual Report on Form 10-K of Cal Dive International, Inc. for the year ended December 31, 2004.

Huddleston & Co., Inc. has no interests in Cal Dive International, Inc. or in any of its affiliated companies or subsidiaries and is not to receive any such interest as payment for such report and has no director, officer, or employee employed or otherwise connected with Cal Dive International, Inc. We are not employed by Cal Dive International, Inc. on a contingent basis.

Very truly yours,

HUDDLESTON & CO., INC.

By: /s/ PETER D. HUDDLESTON
Name: Peter D. Huddleston, P.E.
Title: President